Exhibit 10.11

OMNIBUS AMENDMENT

TO

STANDARD EXCLUSIVE LICENSE AGREEMENT WITH SUBLICENSING TERMS (A3288)

AND

[***] AGREEMENT

This OMNIBUS AMENDMENT TO STANDARD EXCLUSIVE LICENSE AGREEMENT WITH SUBLICENSING TERMS (A3288) AND [***] AGREEMENT (this “Amendment”) is made and entered into this 1st day of July, 2015 (the “Amendment Effective Date”) by and among University of Florida Research Foundation, Inc. (“UFRF”), a nonstock, nonprofit Florida corporation, the University of Florida Board of Trustees, a nonstock, nonprofit Florida corporation (“University”), Johns Hopkins University (“JHU”), a Maryland corporation and Applied Genetic Technologies Corporation, a Delaware corporation having a principal place of business at 11801 Research Drive, Suite D, Alachua, Florida 32615 (the “Licensee”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Joint Agreement (defined below) or the [***] (defined below) as applicable.

RECITALS

WHEREAS, certain of the parties entered into (i) that certain Standard Exclusive License Agreement With Sublicensing Terms (A3288) among Licensee, UFRF and JHU, dated October 7, 2003, as amended November 2004, as further amended December 3, 2004, as further amended February 5, 2009, as further amended March 30, 2010, as further amended December 17, 2013 (the “Joint License”) and (ii) that certain [***] Agreement among Licensee, the University of Florida Board of Trustees  and JHU, dated March 13, 2014 (the “[***]”) (clauses (i) – (ii) shall collectively be referred to herein as the “License Agreements”);

WHEREAS, UFRF and Licensee entered into that certain Standard Exclusive License Agreement With Know-How ([***] Vectors License A12044) between Licensee and UFRF, dated November 5, 2012, as amended January 30, 2014 and June 30, 2015 (the “Exclusive License”) and that certain Standard Non-Exclusive License Agreement ([***] Vectors License A10571) between Licensee and UFRF, dated September 18, 2012, as amended June 30, 2015 (the “Non-Exclusive License”);

WHEREAS, Licensee intends to sublicense its rights under the License Agreements to Biogen MA Inc. (“Biogen”) under the Collaboration and License Agreement entered into on or about on even date with this Amendment (the “Collaboration and License Agreement”) and under the Manufacturing License and Technology Transfer Agreement entered into on or about on even date with this Amendment (the “Manufacturing License Agreement”)(the Collaboration and License Agreement and Manufacturing License Agreement are collectively referred to as the “Biogen Agreements”); and

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WHEREAS, the parties wish to amend the License Agreements by modifying the sublicensing provisions, among other things, of the License Agreements and, where indicated herein, with respect and only with respect to the Biogen Agreements as a sublicense under the License Agreements;

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants set forth in this Amendment, the parties hereby agree as follows:

1.

Amendment of Joint License.  Nothing in this Amendment shall be construed as amending the terms under which Genzyme has licensed rights under the Joint License through the License and Option Agreement having an effective Date of March 30, 2010.

(a)The definition of “Licensed Patents” in Section 1.1 of the Joint License is hereby amended by adding the following to the list of patents in Section 1.1.1 of  such definition:

“United States patent entitled [***].

(b)A new section 1.10 is hereby added to the Joint License and includes the following language:

“[***] Patents” means (a) the United States patent entitled  [***] and all United States patents and foreign patents and patent applications based on this U.S. application; (b) any extensions, substitutions, renewals, reissues, re-examinations, continuations, or divisionals of or to any application or patents and all patents issuing thereon, and all patent registrations, supplementary protection certificates, or cautionary notices thereof, both U.S. and foreign; and (c) any reissues or reexaminations of patents described in subclause (a) or (b) of this Section 1.10.

(c)In consideration of the [***] Patents being added to the definition of Licensed Patents in the Joint License, Licensee shall pay to UFRF within thirty (30) days of the Amendment Effective Date a fee of [***].

(d)Section 2.2.1 of the Joint License is hereby deleted in its entirety and replaced with the following:

“2.2.1  Licensee may sublicense to others under this Agreement, with the right to further sublicense Licensee’s rights hereunder, subject to the terms and conditions of this Paragraph 2.2.1.  Each sublicense agreement: (a) shall incorporate by reference the terms and conditions of this Agreement, (b) shall be consistent with the terms, conditions and limitations of this Agreement, (c) may permit Sublicensee to sublicense to its Affiliates and to grant, through itself or its Affiliates, further sublicenses to non-Affiliate third parties (the “Sub-sublicensee”), subject to the requirements of this Paragraph 2.2.1, Paragraph 2.2.2, Sublicensee and its Affiliates agreeing to provide a copy of the executed Sublicensee sublicense agreement to Licensee and Licensors (which copy may be redacted for Sublicensee’s, its Affiliate’s or any Sub-sublicensee’s confidential information, for

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information regarding intellectual property that is unrelated to the Licensed Patents or other confidential information not necessary for Licensors to ensure compliance with this Agreement), and the inclusion in any sublicense with a Sub-sublicensee of a prohibition from further sublicensing the rights delivered thereunder, (d) shall name Licensors as intended third party beneficiaries with respect to the indemnification obligations of Sublicensee or any Sub-sublicensee, and (e) shall specifically incorporate Sections 5 “Certain Warranties and Disclaimers of UFRF; Representations by JHU”, 11 “Product Liability; Conduct of Business”, 12 “Use of Names”, into the body of the sublicense agreement, and cause the terms used therein to have the same meaning as in this Agreement.  Notwithstanding anything to the contrary in this Agreement, any Sublicensee or Sub-sublicensee shall be free, without notice or consent, to engage distributors or to sublicense to contractors or collaborators for the purpose of manufacturing, research, development or any other purpose other than granting sublicense rights to commercialize or sell Licensed Products to third parties, provided that the provisions of this Section 2.2.1 shall be incorporated into each such sublicense agreement.

Licensee shall provide to Licensors a final copy of each sublicense agreement, provided that such sublicense agreements may be redacted for Sublicensee’s confidential information, for information regarding intellectual property that is unrelated to the Licensed Patents or other confidential information not necessary for Licensors to ensure compliance with this Agreement. To the extent that any of the terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against Licensors. Licensee may grant written, exclusive Sublicenses with third parties. Any agreement granting a sublicense shall provide that, upon the termination of this Agreement, each sublicense will either, at the option of the Sublicensee, terminate or convert to a license directly between the Sublicensee and Licensors on the same terms set forth in this Agreement, provided that (i) such terms are no less favorable to Licensors than the terms of this Agreement, (ii) such terms are the same terms as set forth in this Agreement in so far as such terms apply to the scope of the sublicense granted by Licensee to Sublicensee, and (iii) this Agreement was not terminated due to such Sublicensee’s breach. This conversion is contingent upon acceptance by the Sublicensee of the remaining provisions of this Agreement, as applicable. Each sublicensee is an intended third party beneficiary of this Agreement for the purpose of enforcing the foregoing provisions of this Section 2.2.1. Licensee shall have the same responsibility for the activities of any Sublicensee, any Sub-sublicensee or Affiliate as if the activities were directly those of Licensee.”

(e)	The Joint License is hereby amended by deleting Section 2.2.2 in its entirety and replacing it with the following language:

“In respect to Sublicenses granted by Licensee or by Sublicensee under 2.2.1 above, Licensee shall pay to UFRF an amount equal to what Licensee would have been required to pay to UFRF had Licensee or Sublicensee sold the amount of Licensed Products sold by such Sublicensee or any Sub-sublicensee, as applicable. In addition, if Licensee receives any fees, minimum royalties, or other cash payments in consideration for any rights granted under a Sublicense or under any Sublicensee’s sublicense and such payments are

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not based directly upon the amount or value of Licensed Products sold by the Sublicensee, or by any Sub-sublicensee, as applicable, then Licensee shall pay UFRF [***] of such payments in the manner specified in Section 4.5, provided, however, that such payment obligation shall not apply to any performance payments, credits, gross or net revenues or gross or net profits received from third parties, or to monies received from third parties for license royalties or for marketing or distribution of Licensed Products; and further provided that, with respect to milestone payments received from third parties, Licensee shall pay UFRF the greater of (i) the amount owed to UFRF pursuant to Section 4.4.2 and (ii) [***] of the amount received from the third party. For example, if Licensee receives a $2,000,000 payment from a third party [***], Licensee will owe UFRF a payment of [***], and Licensee will not owe UFRF the [***] payment specified in Section 4.4.2. This example and others are shown in Exhibit A. Licensee shall not receive from Sublicensee, or any Sub-sublicensee anything of value in lieu of cash payments in consideration for any Sublicense under this Agreement without the express prior written permission of UFRF, except that such provision shall not apply to any Sublicense granted to Genzyme under the Genzyme Collaboration Agreement.”

(f)	The Joint License is hereby amended by deleting Section 4.3 in its entirety and replacing it with the following language:

“Licensee agrees to pay to UFRF as earned royalties a royalty calculated as a percentage of Net Sales in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the earlier of the date the Licensed Product and/or Licensed Process is actually sold and paid for, the date an invoice is sent by Licensee or its Sublicensee(s) or any Sub-sublicensee, as applicable, or the date a Licensed Product and/or Licensed Process is transferred to a third party for any promotional reasons. The royalty shall include a base royalty, which shall remain fixed while this Agreement is in effect at a rate of [***] of Net Sales.”

(g)	The first two sentences of Section 4.5.1 of the Joint License are hereby deleted in its entirety and replaced with the following:

“Amounts owing to UFRF under Sections 2.2 and 4.3 shall be paid on a quarterly basis after the amount of Minimum Royalty paid is exceeded, with such amounts due and received by UFRF on or before the seventy-fifth (75th) day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than seventy-five (75) days after they are due to UFRF shall accrue interest until paid at the rate of the lesser of [***] per month or the maximum amount allowed under applicable law.”

(h)Section 7.1 of the Joint License is hereby amended by adding the following language at the end of Section 7.1 of the Joint License:

“Notwithstanding the foregoing, Licensee shall diligently prosecute and maintain the [***] Patents using counsel of its choice and providing Licensors an opportunity to comment. Licensee shall provide UFRF with copies of all patent applications, amendments and other filings with the

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United States Patent and Trademark Office and foreign patent offices. Licensee will also provide UFRF with copies of office actions and other communications received by Licensee from the United States Patent and Trademark Office and foreign patent offices relating to the [***] Patent. UFRF agrees to keep such information confidential.”

(i)Section 11.2 of the Joint License is hereby deleted in its entirety and replaced with the following:

“Licensee warrants that it now maintains and will continue to maintain product liability insurance of at least [***], and that such insurance coverage lists JHU, UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and the inventors of the Licensed Patents as additional insureds.”

(j)Section 11.3 of the Joint License is hereby amended by adding as the first three sentences:

“Before performing any contract work, Licensee shall procure and maintain, during the life of the contract, unless otherwise specified, insurance listed below.  The policies of insurance shall be primary and written on forms acceptable to JHU and placed with insurance carriers approved and licensed by the Insurance Department in the state of Maryland and meet a minimum financial AM Best Company rating of no less than “A- Excellent: FSC VII.” No changes are to be made to these specifications without prior written specific approval by JHU’s Risk Management.”

(k)Section 11.3 of the Joint License is hereby additionally amended by replacing “[***]” with “[***]”.

(l)Section 11.4 of the Joint License is hereby amended by deleting the following sentence:

“Therefore, JHU requires Licensee to protect JHU and Inventors from such exposure to the same manner and extent to which insurance, if available, would protect JHU and Inventors.”

(m)The Joint License is hereby amended by adding a new Section 11.5 as follows:

“Notwithstanding anything to the contrary in this Agreement, with respect to Licensee’s sublicenses to Biogen under the Biogen Agreements, this Section 11.5 shall apply to Biogen in lieu of Sections 11.2 and 11.3 of this Agreement.  At all times when Biogen has rights to research, develop and commercialize Licensed Products as a Sublicensee, Biogen shall maintain, at Biogen’s cost, reasonable insurance against liability and other risks associated with its activities contemplated by the Biogen Agreements, provided that, at a minimum, Biogen will maintain, in force from thirty (30) days prior to enrollment of the first subject in a clinical trial, a clinical trials/product liability insurance policy providing coverage of at least [***] per claim and [***] annually in the aggregate, and provided, further, that such coverage is increased to at least [***] at least thirty (30) days before

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Biogen initiates the first commercial sale of a Licensed Product.  Biogen will furnish to Licensors evidence of such insurance upon request.  Notwithstanding the foregoing, so long as (i) substantially all of Biogen’s equity securities remain publicly traded on a nationally recognized stock exchange and (ii) Biogen or any Affiliate of Biogen is researching, developing and commercializing Licensed Products under the Biogen Agreements, Biogen may self-insure against liability and other risks associated with its and its Affiliates’ activities under the Biogen Agreements to the extent that it self-insures in respect of its other products, but at a minimum will self-insure at levels that are consistent with levels customarily maintained against similar risks by similar companies in Biogen’s industry.”

(n)UFRF and JHU hereby confirm that as of the Amendment Effective Date, Licensee is in compliance with the provisions of Section 3.1 of the Joint License and hereby waives, as of the Amendment Effective Date, any right it may have with respect to the failure to achieve any of the diligence requirements set forth therein, including the diligence milestones set forth in Section 3.1.2.

(o)The following language in Section 8 of the Joint License:

“to Licensee

Applied Genetic Technologies Company

Attention: Chief Executive Officer

12085 Research Drive, Suite 112

Alachua, FL 32615

with a copy to

Fred D. Hutchinson, Esq.

Hutchinson &  Mason, PLLC

3100 Edwards Mill Road, Suite 100

Raleigh, North Carolina 27612”

is hereby deleted in its entirety and replaced with the following:

“to Licensee

Sue Washer, CEO

Applied Genetic Technologies Corporation

11801 Research Drive, Suite D

Alachua, FL 32615

With a copy to

Hemmie Chang, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210-2600

Facsimile Number 617-832-7000”

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2.	Amendment to [***].

(a)The [***] is hereby amended by replacing the following language from Section 2.1 of the [***]:

“Each sublicense, including through multiple tiers, shall name University and JHU as intended third party beneficiaries of the obligations of AGTC’s sublicensees without imposition of obligation or liability on the part of University, JHU or their respective Inventors”

In its entirety with the following:

“Each sublicense, including through multiple tiers, shall name University and JHU as intended third party beneficiaries of the indemnification obligations of AGTC’s sublicensees”.

(b)The [***] is hereby amended by adding the following language to the end of Section 2.3 of the [***]:

“If a Licensed Product is covered under the Exclusive License and/or the Non-Exclusive License duplicate royalties for the sales of such Licensed Products shall not be owed to University, JHU or UFRF by AGTC. Under such circumstances, the royalty calculation shall be made only once, even though the sale of the Licensed Product may fall under more than one patent or other intellectual property right or more than one license agreement and the highest royalty rate under this Agreement and such other license agreements shall apply.”

(c)The [***] is hereby amended by deleting the following language from Section 3.1:

“Therefore, JHU requires AGTC to protect JHU and Inventors from such exposure to the same manner and extent to which insurance, if available, would protect JHU and Inventors.”

(d)The [***] is hereby amended by adding the following sentence to the end of Section 3.7 of the [***]:

“Notwithstanding anything to the contrary contained herein or in the License Agreement, each agreement granting a sublicense to [***] shall provide that, upon the termination of this Agreement, each sublicense will either, at the option of the sublicensee, terminate or convert to a license directly between the sublicensee and University and JHU on the same terms set forth in this Agreement, provided that (i) such terms are no less favorable to University and JHU than the terms of this Agreement,  (ii) such terms are the same terms as set forth in this Agreement in so far as such terms apply to the scope of the sublicense granted by AGTC to Sublicensee, and (iii) this Agreement was not terminated due to such sublicensee’s breach.  This conversion is contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement, as applicable. Each sublicensee is an intended

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third party beneficiary of this Agreement for the purpose of enforcing the foregoing provisions of this Section 3.7.”

(e)Section 3.10, First Paragraph of the [***] is deleted in its entirety and replaced with the following:

“AGTC warrants that it now maintains and will continue to maintain product liability insurance of at least [***], and that such insurance coverage lists JHU, University of Florida Research Foundation, Inc., the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and the inventors of the Licensed Patents as additional insureds.”

(f)	Section 3.10, Second Paragraph of the [***] is hereby amended by adding the first three sentences:

“Before performing any contract work, AGTC shall procure and maintain, during the life of the contract, unless otherwise specified, insurance listed below.  The policies of insurance shall be primary and written on forms acceptable to JHU and placed with insurance carriers approved and licensed by the Insurance Department in the state of Maryland and meet a minimum financial AM Best Company rating of no less than “A- Excellent: FSC VII.” No changes are to be made to these specifications without prior written specific approval by JHU’s Risk Management.”

(g)	Section 3.10, Second Paragraph of the [***] is hereby additionally amended by replacing “[***]” with “[***]”.
(h)	The [***] is hereby amended by adding a new Section 3.10(a) as follows:

“Notwithstanding anything to the contrary in this Agreement, with respect to AGTC’s sublicenses to Biogen under the Biogen Agreements, this Section 3.10(a) shall apply to Biogen in lieu of the provisions set forth above in this Section 3.10.  At all times when Biogen has rights to research, develop and commercialize Licensed Products as a Sublicensee, Biogen shall maintain, at Biogen’s cost, reasonable insurance against liability and other risks associated with its activities contemplated by the Biogen Agreements, provided that, at a minimum, Biogen will maintain, in force from thirty (30) days prior to enrollment of the first subject in a clinical trial, a clinical trials/product liability insurance policy providing coverage of at least [***] per claim and [***] annually in the aggregate, and provided, further, that such coverage is increased to at least [***] at least thirty (30) days before Biogen initiates the first commercial sale of a Licensed Product.  Biogen will furnish to JHU and University evidence of such insurance upon request.  Notwithstanding the foregoing, so long as (i) substantially all of Biogen’s equity securities remain publicly traded on a nationally recognized stock exchange and (ii) Biogen or any Affiliate of Biogen is researching, developing and commercializing Licensed Products under the Biogen Agreements, Biogen may self-insure against liability and other risks associated with its and its Affiliates’ activities under the Biogen Agreements to the extent that it self-insures in respect of its other products, but at a minimum will self-insure at levels that are consistent

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with levels customarily maintained against similar risks by similar companies in Biogen’s industry.”

3.

Consents. Each of UFRF and JHU hereby consents to the execution by Licensee and Biogen of the sublicenses in substantially the same form as attached hereto as Exhibit A and Exhibit B, including without limitation, the audit provisions included therein.

4.

References to the applicable royalties throughout the License Agreements and in other license agreements between the parties shall be interpreted to be consistent with the modifications set forth in this Amendment.

5.	All other terms and conditions of the License Agreements shall remain the same and shall remain in full force and effect.

6.	The License Agreements, as amended by this Amendment, shall be construed in accordance with the internal laws of the State of Florida.

7.	The parties hereto are independent contractors and not joint venturers or partners.

8.

The License Agreements, as amended by this Amendment, with effect on other license agreements between the parties, constitute the full understanding between the parties with reference to the subject matter hereof.  Neither party shall claim any amendment, modification, or release from any provisions of either of the License Agreements, as amended by this Amendment, by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to the respective License Agreement, as amended by this Amendment.

9.	This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Signatures follow on next page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Amendment Effective Date.

UFRF

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By:_/s/ David L. Day______________________________________

David L. Day

Director of Technology Licensing

THE UNIVERSITY OF FLORIDA BOARD OF TRUSTEES

By:_/s/ David L. Day______________________________________

     David L. Day

     Director of Technology Licensing

JHU

JOHNS HOPKINS UNIVERSITY

By:_/s/ Neil Veloso______________________________________

Name: Neil Veloso

Title: Executive Director

LICENSEE

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:_/s/ Susan B. Washer______________________________________

Susan B. Washer

President and CEO

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